Exhibit 99.1

Datadog Announces Second Quarter 2022 Financial Results

August 4, 2022

Second quarter revenue grew 74% year-over-year to $406 million
Strong growth of larger customers, with about 2,420 $100k+ ARR customers, up from 1,570 a year ago
Launched Observability Pipelines product

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2022.
"We are pleased with our second quarter results, with 74% year-over-year revenue growth and strong profitability," said Olivier Pomel, co-founder and CEO of Datadog. "And we were proud to be named a Leader in the 2022 Gartner Magic Quadrant for Application Performance Monitoring and Observability."
Pomel added, “In times like these, it's even more crucial that companies drive increased agility, efficiency, and competitive advantage. In order to do that, customers of all sizes and in all industries are progressing along their digital transformation and cloud migration journeys. And with the broadening capabilities of our end-to-end, unified platform, Datadog is uniquely capable of helping customers reach their transformation goals."

Second Quarter 2022 Financial Highlights:
•Revenue was $406.1 million, an increase of 74% year-over-year.
•GAAP operating loss was $(3.1) million; GAAP operating margin was (1)%.
•Non-GAAP operating income was $84.7 million; non-GAAP operating margin was 21%.
•GAAP net loss per diluted share was $(0.02); non-GAAP net income per diluted share was $0.24.
•Operating cash flow was $73.0 million, with free cash flow of $60.2 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $1.7 billion as of June 30, 2022.
Second Quarter & Recent Business Highlights:
•As of June 30, 2022, we had about 2,420 customers with ARR of $100,000 or more, an increase of 54% from 1,570 as of June 30, 2021.

•Announced the General Availability of Audit Trail. This new service enables customers to audit changes within the Datadog platform.
•Announced the Launch of Observability Pipelines. This new product enables organizations to take greater control of their data so they can reliably scale their observability practices.
•Named a Leader in the 2022 Gartner Magic Quadrant for Application Performance Monitoring and Observability.
•Appointed Titi Cole to the Board of Directors. Cole is Citigroup's CEO of Legacy Franchises, overseeing the bank's consumer business in Asia, Europe, Middle East, Africa and Mexico.
•Released the third edition of its The State of Serverless report, which is based on usage data from thousands of customers of all sizes and across all industries in Datadog's global customer base.
•Achieved AWS Education Competency Status. This status recognizes that Datadog has demonstrated technical proficiency and success in building solutions that support mission-critical workloads of customers in the higher education, K-12 primary/secondary, research and publishing sectors.
•Announced OpenTelemetry Protocol Support. This new capability brings the full monitoring capabilities of the Datadog platform to OpenTelemetry-instrumented applications, without the need to install a separate OpenTelemetry collector.
•Enhanced Monitoring and Security for Kubernetes. To help companies more effectively monitor and secure Kubernetes environments, Datadog has launched Container Monitoring, Application Performance Monitoring and Security for Kubernetes users.

Third Quarter and Full Year 2022 Outlook:
Based on information as of today, August 4, 2022, Datadog is providing the following guidance:
•Third Quarter 2022 Outlook:
◦Revenue between $410 million and $414 million.
◦Non-GAAP operating income between $51 million and $55 million.
◦Non-GAAP net income per share between $0.15 and $0.17, assuming approximately 347 million weighted average diluted shares outstanding.
•Full Year 2022 Outlook:
◦Revenue between $1.61 billion and $1.63 billion.

◦Non-GAAP operating income between $255 million and $275 million.
◦Non-GAAP net income per share between $0.74 and $0.81, assuming approximately 347 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2022 and outlook for the third quarter and the full year 2022
•When: August 4, 2022 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please dial (866) 374-5140, and for international callers, please dial (404) 400-0571. Callers may provide conference password 70803954 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the third quarter and fiscal year 2022. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In May 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended

September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retrospectively. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$406,138	$233,549	$769,168	$432,098
Cost of revenue (1)(2)(3)	81,925	57,098	156,387	103,764
Gross profit	324,213	176,451	612,781	328,334
Operating expenses:
Research and development (1)(3)	177,699	94,779	328,307	174,045
Sales and marketing (1)(2)(3)	115,270	70,412	216,436	134,765
General and administrative (1)(3)	34,383	21,146	60,763	42,240
Total operating expenses	327,352	186,337	605,506	351,050
Operating (loss) income	(3,139)	(9,886)	7,275	(22,716)
Other income:
Interest expense (4)	(4,541)	(5,064)	(9,788)	(10,536)
Interest income and other income, net	7,669	5,292	13,356	11,065
Other income, net	3,128	228	3,568	529
(Loss) income before (provision for) benefit from income taxes	(11)	(9,658)	10,843	(22,187)
(Provision for) benefit from income taxes	(4,868)	296	(5,984)	(243)
Net (loss) income	$(4,879)	$(9,362)	$4,859	$(22,430)
Net (loss) income per share - basic	$(0.02)	$(0.03)	$0.02	$(0.07)
Net (loss) income per share - diluted	$(0.02)	$(0.03)	$0.01	$(0.07)
Weighted average shares used in calculating net (loss) income per share:
Basic	314,795	308,019	314,130	307,032
Diluted	314,795	308,019	345,444	307,032

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$2,355	$829	$4,008	$1,530
Research and development	53,309	21,639	98,005	37,708
Sales and marketing	17,590	6,606	32,185	13,616
General and administrative	9,145	5,441	15,085	10,522
Total	$82,399	$34,515	$149,283	$63,376

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,482	$908	$2,895	$1,263
Sales and marketing	206	163	409	163
Total	$1,688	$1,071	$3,304	$1,426

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$70	$96	$172	$191
Research and development	2,829	2,101	6,126	3,872
Sales and marketing	605	2,776	1,714	3,955
General and administrative	217	194	474	318
Total	$3,721	$5,167	$8,486	$8,336

(4) Includes amortization of issuance costs as follows:
Interest expense	$842	$837	$1,682	$1,672
Total	$842	$837	$1,682	$1,672

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$238,859	$270,973
Marketable securities	1,464,681	1,283,473
Accounts receivable, net of allowance for credit losses of $3,989 and $2,997 as of June 30, 2022 and December 31, 2021, respectively	305,501	268,824
Deferred contract costs, current	27,345	23,235
Prepaid expenses and other current assets	33,202	24,443
Total current assets	2,069,588	1,870,948
Property and equipment, net	97,791	75,152
Operating lease assets	64,016	61,355
Goodwill	334,687	292,176
Intangible assets, net	17,960	15,704
Deferred contract costs, non-current	46,840	42,062
Restricted cash	3,214	3,490
Other assets	20,391	19,907
TOTAL ASSETS	$2,654,487	$2,380,794
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,650	$25,270
Accrued expenses and other current liabilities	111,622	111,284
Operating lease liabilities, current	22,357	20,157
Deferred revenue, current	444,247	371,985
Total current liabilities	625,876	528,696
Operating lease liabilities, non-current	51,771	52,106
Convertible senior notes, net	737,160	735,482
Deferred revenue, non-current	14,526	13,896
Other liabilities	10,034	9,411
Total liabilities	1,439,367	1,339,591
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,380,873	1,197,136
Accumulated other comprehensive loss	(18,509)	(3,830)
Accumulated deficit	(147,247)	(152,106)
Total stockholders’ equity	1,215,120	1,041,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,654,487	$2,380,794

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,879)	$(9,362)	$4,859	$(22,430)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,118	5,463	15,512	9,865
Amortization of discounts or premiums on marketable securities	2,738	3,854	6,697	8,113
Amortization of issuance costs	842	837	1,682	1,672
Amortization of deferred contract costs	6,558	4,074	12,580	7,853
Stock-based compensation, net of amounts capitalized	82,399	34,515	149,283	63,376
Non-cash lease expense	5,275	4,049	9,686	8,061
Allowance for credit losses on accounts receivable	1,133	502	1,931	527
Loss on disposal of property and equipment	326	153	1,149	156
Changes in operating assets and liabilities:
Accounts receivable, net	(30,781)	(34,131)	(38,100)	(24,908)
Deferred contract costs	(13,303)	(9,990)	(21,469)	(16,701)
Prepaid expenses and other current assets	(4,238)	3,461	(12,629)	(2,537)
Other assets	(947)	(1,504)	(1,752)	(932)
Accounts payable	30,803	16,598	23,179	7,372
Accrued expenses and other liabilities	(1,399)	(2,374)	(4,310)	7,308
Deferred revenue	(9,685)	35,578	72,050	56,578
Net cash provided by operating activities	72,960	51,723	220,348	103,373
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(389,079)	(340,652)	(718,785)	(490,983)
Maturities of marketable securities	317,051	316,972	516,754	570,206
Proceeds from sale of marketable securities	(1)	35,218	2,006	41,715
Purchases of property and equipment	(5,987)	(3,229)	(15,501)	(4,227)
Capitalized software development costs	(6,807)	(6,209)	(14,780)	(12,392)
Cash paid for acquisition of businesses; net of cash acquired	(34,695)	(188,839)	(39,566)	(200,348)
Net cash used in investing activities	(119,518)	(186,739)	(269,872)	(96,029)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,206	2,887	6,451	6,162
Proceeds for issuance of common stock under the employee stock purchase plan	13,557	9,794	13,557	9,794
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	—	—	(245)
Repayments of convertible senior notes	—	—	(3)	—
Net cash provided by financing activities	15,763	12,681	20,005	15,711

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,242)	120	(2,871)	(662)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(33,037)	(122,215)	(32,390)	22,393
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	275,110	373,319	274,463	228,711
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$242,073	$251,104	$242,073	$251,104

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$238,859	$247,442	$238,859	$247,442
Restricted cash	3,214	3,662	3,214	3,662
Total cash, cash equivalents and restricted cash	$242,073	$251,104	$242,073	$251,104

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$324,213	$176,451	$612,781	$328,334
Plus: Stock-based compensation expense	2,355	829	4,008	1,530
Plus: Amortization of acquired intangibles	1,482	908	2,895	1,263
Plus: Employer payroll taxes on employee stock transactions	70	96	172	191
Non-GAAP gross profit	$328,120	$178,284	$619,856	$331,318
GAAP gross margin	80%	76%	80%	76%
Non-GAAP gross margin	81%	76%	81%	77%

Reconciliation of operating expenses
GAAP research and development	$177,699	$94,779	$328,307	$174,045
Less: Stock-based compensation expense	(53,309)	(21,639)	(98,005)	(37,708)
Less: Employer payroll taxes on employee stock transactions	(2,829)	(2,101)	(6,126)	(3,872)
Non-GAAP research and development	$121,561	$71,039	$224,176	$132,465

GAAP sales and marketing	$115,270	$70,412	$216,436	$134,765
Less: Stock-based compensation expense	(17,590)	(6,606)	(32,185)	(13,616)
Less: Amortization of acquired intangibles	(206)	(163)	(409)	(163)
Less: Employer payroll taxes on employee stock transactions	(605)	(2,776)	(1,714)	(3,955)
Non-GAAP sales and marketing	$96,869	$60,867	$182,128	$117,031

GAAP general and administrative	$34,383	$21,146	$60,763	$42,240
Less: Stock-based compensation expense	(9,145)	(5,441)	(15,085)	(10,522)
Less: Employer payroll taxes on employee stock transactions	(217)	(194)	(474)	(318)
Non-GAAP general and administrative	$25,021	$15,511	$45,204	$31,400

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(3,139)	$(9,886)	$7,275	$(22,716)
Plus: Stock-based compensation expense	82,399	34,515	149,283	63,376
Plus: Amortization of acquired intangibles	1,688	1,071	3,304	1,426
Plus: Employer payroll taxes on employee stock transactions	3,721	5,167	8,486	8,336
Non-GAAP operating income	$84,669	$30,867	$168,348	$50,422
GAAP operating margin	(1)%	(4)%	1%	(5)%
Non-GAAP operating margin	21%	13%	22%	12%

Reconciliation of net (loss) income
GAAP net (loss) income	$(4,879)	$(9,362)	$4,859	$(22,430)
Plus: Stock-based compensation expense	82,399	34,515	149,283	63,376
Plus: Amortization of acquired intangibles	1,688	1,071	3,304	1,426
Plus: Employer payroll taxes on employee stock transactions	3,721	5,167	8,486	8,336
Plus: Amortization of issuance costs	842	837	1,682	1,672
Non-GAAP net income	$83,771	$32,228	$167,614	$52,380
Net income per share - basic	$0.27	$0.10	$0.53	$0.17
Net income per share - diluted	$0.24	$0.09	$0.49	$0.15
Shares used in non-GAAP net income per share calculations:
Basic	314,795	308,019	314,130	307,032
Diluted	344,854	342,307	345,444	342,229

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$72,960	$51,723	$220,348	$103,373
Less: Purchases of property and equipment	(5,987)	(3,229)	(15,501)	(4,227)
Less: Capitalized software development costs	(6,807)	(6,209)	(14,780)	(12,392)
Free cash flow	$60,166	$42,285	$190,067	$86,754
Free cash flow margin	15%	18%	25%	20%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.